Exhibit (h)

KAYNE ANDERSON BDC, INC.

(a Delaware corporation)

[●] Shares of Common Stock

UNDERWRITING AGREEMENT

Dated: [●], 2024

[•], 2024

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10179

Wells Fargo Securities, LLC

30 Hudson Yards

500 West 33rd Street

New York, NY 10001

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

as Representatives of the

several Underwriters named

in Schedule A hereto

Ladies and Gentlemen:

Kayne Anderson BDC, Inc., a Delaware corporation (the “Company”), confirms its agreement with Morgan Stanley & Co. LLC (“Morgan Stanley”), BofA Securities, Inc. (“BofA”), Wells Fargo Securities, LLC (“Wells Fargo”), RBC Capital Markets, LLC (“RBC”) and each of the underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley, BofA, Wells Fargo and RBC are acting as Representatives (in such capacity, the “Representatives”), with respect to (i) the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of common stock, par value $0.001 per share, of the Company (“Common Stock”) set forth in Schedule A hereto and (ii) the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of [●] additional shares of Common Stock. The aforesaid [●] shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the [●] shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are herein called, collectively, the “Securities.” The shares of Common Stock of the Company to be outstanding after giving effect to the sale of the Securities are referred to herein as the “Stock.”

The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Underwriting Agreement (this “Agreement”) has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File No. [●]), including the related preliminary prospectus or prospectuses, covering the registration of the sale of the Securities under the Securities Act of 1933, as amended (the “Act”). Promptly after execution and delivery of this Agreement, the Company will prepare and file a prospectus in accordance with the provisions of Rule 430A (“Rule 430A”) of the rules and regulations of the Commission under the Act (the “Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the Act Regulations. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430A(b) is herein called the “Rule 430A Information.” Such registration statement, including the amendments thereto, the exhibits thereto and any schedules thereto, at the time it became effective, and including the Rule 430A Information and the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 424(b), is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Act Regulations is herein called the “Rule 462(b) Registration Statement” and, after such filing, the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement in the form furnished to the Underwriters for use in connection with the offering of the Securities, and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement is herein called a “preliminary prospectus.” The final prospectus filed with the Commission pursuant to Rule 424(b), in the form first furnished to the Underwriters for use in connection with the offering of the Securities, is herein called the “Prospectus.” Any “issuer free writing prospectus” (as defined in Rule 433 under the Act) relating to the offering of the Securities contemplated by this Agreement is hereinafter called an “Issuer Free Writing Prospectus.” Any press releases or similar written materials meeting the definition of an “advertisement” as set forth in Rule 482 under the Act, the use of which has been consented to by each of the Representatives, is herein called “Rule 482 Material.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

A Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 Filed Pursuant to Section 54(a) of the Investment Company Act (File No. 814-01363) (the “Notification of Election”) was filed with the Commission on February 5, 2021 under the Investment Company Act of 1940, as amended, and the rules and regulations and any applicable guidance and/or interpretation of the Commission or its staff thereunder (the “Investment Company Act”).

The Company has entered into an Investment Advisory Agreement, dated February 5, 2021, as amended on November 8, 2022 (the “Investment Advisory Agreement”), with KA Credit Advisors, LLC, a Delaware limited liability company registered as an investment adviser (the “Adviser”) under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder (collectively, the “Advisers Act”). The Company has also entered into an Administration Agreement, dated February 5, 2021 (the “Administration Agreement”), with the Adviser (the “Administrator”). The Adviser has entered into a Sub-Administration Agreement with Ultimus Fund Solutions, LCC (“the “Sub-Administrator”), dated March 28, 2023 (the “Sub-Administration Agreement”).

As used in this Agreement:

“Applicable Time” means [●] [A.M./P.M.], New York City time, on [●], 2024 or such other time as agreed by the Company and the Representatives.

“General Disclosure Package” means (i) the preliminary prospectus, dated [●], 2024, any Issuer Free Writing Prospectuses, and (iii) the information included on Schedule B hereto.

“Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act.

“Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act.

Section 1. Representations and Warranties.

(a) Representations and Warranties of the Company. The Company represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) the Company is eligible to use Form N-2. Each of the Registration Statement and any amendment thereto has become effective under the Act. No stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A of the Act against the Company or related to the offering of Securities have been instituted or are pending or, to the Company’s knowledge, contemplated. The Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement;

Each of the Registration Statement and any post-effective amendment thereto, at the time it became effective, complied in all material respects with the requirements of the Act, the Act Regulations, the Investment Company Act. Each preliminary prospectus, the Rule 482 Material, the Prospectus and any amendment or supplement thereto, at the time each was filed with the Commission, complied in all material respects with the requirements of the Act, the Act Regulations and the Investment Company Act. Each preliminary prospectus delivered to the Underwriters for use in connection with this offering, the Rule 482 Material that is required to be filed with the Commission pursuant to Rule 482 of the Act and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T; Rule 482 Material, as of its issue date and at all subsequent times through the completion of this offering and sale of the Securities, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, each preliminary prospectus or the Prospectus that has not been superseded or modified;

(ii) neither the Registration Statement nor any amendment thereto, at its effective time, at the Closing Time or at any Date of Delivery, contained, contains or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, not misleading. As of the Applicable Time, none of the General Disclosure Package, any individual preliminary prospectus, any individual Free Writing Prospectus, any broadly available road show, nor the Rule 482 Material, each when considered together with the General Disclosure Package, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, General Disclosure Package or Prospectus. For purposes of this Agreement, the only information so furnished shall be the information in the third paragraph, the seventh paragraph, and the first sentence of the fourteenth paragraph under the heading “Underwriters,” in each case contained in the Prospectus (collectively, the “Underwriter Information”). Neither the Prospectus nor any amendment or supplement thereto, as of their respective date(s), at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Time or at any Date of Delivery, included, includes or will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with Underwriter Information furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the General Disclosure Package;

(iii) (A) the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of each proposed Issuer Free Writing Prospectus or any amendment or supplement thereto prepared by or on behalf of, used by, or referred to by the Company, and the Company shall not file, use or refer to any proposed Issuer Free Writing Prospectus or any amendment or supplement thereto without the Representatives’ prior written consent. The Company shall furnish to the Representatives, without charge, as many copies of any Issuer Free Writing Prospectus prepared by or on behalf of, used by or referred to by the Company as the Representatives may reasonably request. If at any time when a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 under the Act or any similar rule) in connection with sales of the Securities (but in any event if at any time through and including the Closing Time) there occurred or occurs an event or development as a result of which any Issuer Free Writing Prospectus prepared by or on behalf of, used by, or referred to by the Company conflicted or conflicts with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus or included or includes an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, the Company shall promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict so that the statements in such Issuer Free Writing Prospectus as so amended or supplemented will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at such time, not misleading, as the case may be; provided, that prior to amending or supplementing any such Issuer Free Writing Prospectus, the Company shall furnish to the Representatives for review, a reasonable amount of time prior to the proposed time of filing or use thereof, a copy of such proposed amended or supplemented Issuer Free Writing Prospectus, and the Company shall not file, use or refer to any such amended or supplemented Issuer Free Writing Prospectus to which the Representatives’ reasonably object; (B) no Issuer Free Writing Prospectus conflicts or will conflict with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus that has not been superseded or modified; and (C) the Company represents and agrees that, without the prior consent of the Representatives, it has not made and shall not make any offer relating to the Securities that could constitute an Issuer Free Writing Prospectus; any such Issuer Free Writing Prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule B hereto;

(iv) the Company (A) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives (x) with entities that are qualified institutional buyers (“QIBs”) within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501(a)(1), (a)(2), (a)(3), (a)(7), (a)(8), (a)(9), (a)(12) or (a)(13) under the Act (“IAIs”) and otherwise in compliance with the requirements of Section 5(d) of the Act or (y) with entities that the Company reasonably believed to be QIBs or IAIs and otherwise in compliance with the requirements of Rule 163B under the Act and (B) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Exhibit C-1 hereto. The Company has not distributed or approved for distribution the Rule 482 Material other than those listed on Exhibit C-2 hereto. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the General Disclosure Package, complied in all material respects with the Act, and when taken together with the General Disclosure Package as of the Applicable Time, did not, and as of the Closing Time and as of the Date of Delivery, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v) at the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the Act Regulations) of the Securities and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an ineligible issuer;

(vi) the Company has been duly formed and is validly existing as a corporation in good standing under the laws of the State of Delaware, and has the corporate power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and has or had the corporate power and authority to execute and deliver this Agreement, the Investment Advisory Agreement and the Administration Agreement; and the Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, singly or in the aggregate, have a material adverse effect on the business, financial condition or results of operation, or prospects of the Company and its subsidiaries listed on Schedule D hereto (each a “Subsidiary” and collectively the “Subsidiaries”) taken as a whole (a “Material Adverse Effect”);

(vii) the Company does not own any real property;

(viii) the Company has no subsidiary (as defined in the Act) other than the Subsidiaries; each of the Subsidiaries has been duly organized, is validly existing as a limited liability company or a corporation, as the case may be, is in good standing under the laws of its jurisdiction of organization, has the power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, as applicable; the Company, either directly or through a wholly-owned subsidiary, owns all of the outstanding equity interests of the Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties; the Subsidiaries are duly qualified to do business as a foreign entity and are in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not have a Material Adverse Effect.

(ix) the authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization.” The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company were issued in violation of the preemptive or other similar rights of any securityholder of the Company. The Common Stock conforms to all statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus and such description conforms to the rights set forth in the instruments defining the same;

(x) this Agreement, the Investment Advisory Agreement, the Administration Agreement, and the Sub-Administration Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and legally binding agreements of the Company, enforceable against the Company, in accordance with their respective terms, provided, however, that each of the Company and the Adviser makes no representation or warranty with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or to enforceability of any obligations that may be limited by the applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or law) (collectively, the “Enforceability Exceptions”);

(xi) except for terms contained in the registration rights agreements attached as exhibits to the Registration Statement, no person has the right to require the Company to register any securities for sale under the Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Securities;

(xii) neither the Company nor any Subsidiary is (A) in violation of its charter, bylaws, certificate of formation, limited liability company operating agreement, or other organizational documents of the Company or any Subsidiary, as applicable, (B) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect; and the execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the charter, bylaws or other organizational documents of the Company, or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any Subsidiary, as the case may be, is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary, as applicable, except, with respect to clause (ii), to the extent that any such breach, violation or contravention would not have a Material Adverse Effect and, with respect to clause (iii), to the extent such contravention would not have a Material Adverse Effect on the ability of the Company to consummate the offering or any transaction contemplated by this Agreement, the Registration Statement, the General Disclosure Package and the Prospectus;

(xiii) no approval, authorization, consent or order of or filing with any governmental or regulatory body or agency is required in connection with the performance by the Company of its obligations under this Agreement, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been made or obtained and such as may be required under the Act, the Act Regulations, the Investment Company Act, the rules of the New York Stock Exchange (“NYSE”), state securities laws or the rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

(xiv) each of the Company and each of the Subsidiaries has all necessary licenses, authorizations, consents and approvals (collectively, the “Consents”) and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary Consents from other persons in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have a Material Adverse Effect; neither the Company nor any Subsidiary is in violation of, or in default under, or has received notice of any proceedings relating to revocation or modification of, any such Consents or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any Subsidiary, except where such violation, default, revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect;

(xv) all legal proceedings, government proceedings known to the Company, affiliate transactions, consents, licenses, agreements or documents that would be required to be described in the Registration Statement, General Disclosure Package or the Prospectus or that would be required to filed as exhibits to the Registration Statement, the General Disclosure Package or the Prospectus if the Securities were offered pursuant to a registration under the Act, have been so described in the Registration Statement, General Disclosure Package or the Prospectus;

(xvi) except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no legal actions, suits, claims, proceedings, or to the Company’s knowledge, investigations pending or, to the Company’s knowledge, threatened to which the Company or the Subsidiaries, or, to the Company’s knowledge, any of their respective directors, managing members or officers, is a party or of which any of their respective properties is or would be subject at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Company or the Subsidiaries, as the case may be, have a Material Adverse Effect or prevent consummation of the transactions contemplated hereby;

(xvii) PricewaterhouseCoopers LLP (“PwC”), whose reports on the audited consolidated financial statements of the Company are filed with the Commission and included in the Prospectus, is an independent registered public accounting firm as required by the Act;

(xviii) the consolidated financial statements of the Company and the Subsidiaries included in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related notes, present fairly in all material respects the financial position and results of operations of the Company and the Subsidiaries as of the dates indicated and for the indicated periods (except that the unaudited financial statements were or are subject to normal year-end adjustments which were not, or are not expected to be, material in amount to the Company); such financial statements have been prepared in accordance with United States generally accepted accounting principles (“GAAP”), consistently applied throughout the periods presented except as noted in the notes thereon (except, in each case, as may be permitted by the rules and regulations of the Commission); and the financial highlights information included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information shown therein and has been compiled on a basis consistent with the financial statements presented therein; there are no financial statements that are required to be included in the Registration Statement, the General Disclosure Package and the Prospectus that are not included as required; the Company does not have any material liabilities or obligations, direct or, to the Company’s knowledge, contingent (including any off balance sheet obligations), not disclosed in the Registration Statement, the General Disclosure Package and the Prospectus; and all disclosures contained in the Registration Statement, the General Disclosure Package and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission), if any, comply with Regulation G of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and Item 10 of Regulation S-K under the Act, to the extent applicable;

(xix) the interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto;

(xx) subsequent to the date of the most recent financial statements contained in the Registration Statement, the General Disclosure Package or the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, management, financial condition, prospects or results of operations of the Company or the Subsidiaries;

(xxi) each of the Company and the Subsidiaries is not and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be required to register as an “investment company” as such term is used in the Investment Company Act;

(xxii) each of the Company and the Subsidiaries owns, or has obtained valid and enforceable licenses for, or other rights to use, the inventions, patent applications, patents, trademarks (both registered and unregistered), tradenames, copyrights, trade secrets and other proprietary information described in the Registration Statement, the General Disclosure Package and the Prospectus as being licensed by it or which are necessary for the conduct of its businesses (collectively, “Intellectual Property”), except where the failure to own, license or have such rights would not, individually or in the aggregate, have a Material Adverse Effect; except as disclosed in the Registration Statement, the General Disclosure Package or the Prospectus, neither the Company nor any Subsidiary has received notice and is not otherwise aware of any infringement of, or conflict with, asserted rights of third parties with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or of any Subsidiary, as the case may be, therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, would result in a Material Adverse Effect;

(xxiii) the Company maintains insurance covering its operations, personnel and businesses as the Company deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect the Company and its business; all such insurance is fully in force on the date hereof and the Company reasonably expects such insurance will be fully in force at the Closing Time or at any Date of Delivery (as defined below);

(xxiv) the Company and each of the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization and the applicable requirements of the Investment Company Act and the Internal Revenue Code of 1986, as amended (the “Code”); (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP and the Company is not aware of any material weaknesses in its internal control over financial reporting; since the end of the Company’s most recent audited fiscal year, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(xxv) the Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-15 promulgated under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company and its Subsidiaries, including material information pertaining to the Company’s and its Subsidiaries’ operations and assets managed by the Adviser, is made known to the Company’s Chief Executive Officer and Chief Financial Officer by others within the Company, any of its Subsidiaries and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established; the Company’s auditors and the audit committee of the board of directors of the Company have been advised of: (A) any significant deficiencies or material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (B) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses;

(xxvi) neither the Company nor, to the Company’s knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities; provided, that any action in connection with the Company’s distribution reinvestment plans will not be deemed a violation of this paragraph;

(xxvii) the statistical and market-related data included in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and the Company has obtained the written consent to the use of such data in the Registration Statement, the General Disclosure Package and the Prospectus from such sources to the extent required;

(xxviii) to the Company’s knowledge, there are no affiliations or associations between any member of FINRA and any of the Company’s officers or directors, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus;

(xxix) (A) the terms of the Investment Advisory Agreement, including compensation terms, comply in all material respects with all applicable provisions of the Investment Company Act and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) the approvals by the board of directors and the stockholders of the Company of the Investment Advisory Agreement have been made to the extent required by Section 15 of the Investment Company Act applicable to companies that have elected to be regulated as business development companies under the Investment Company Act;

(xxx) (A) no person is serving or acting as an officer, director or investment adviser of the Company, except in accordance with the provisions of the Investment Company Act applicable to business development companies and the Advisers Act and the applicable published rules and regulations promulgated thereunder, and (B) to the knowledge of the Company, no director of the Company is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(xxxi) the Company has elected to be regulated as a business development company under the Investment Company Act and has not withdrawn that election, and the Commission has not ordered that such election be withdrawn nor, to the Company’s knowledge, have proceedings to effectuate such withdrawal been initiated or threatened by the Commission; the provisions of the corporate charter and bylaws of the Company comply in all material respects with the requirements of the Investment Company Act applicable to business development companies; the operations of the Company are in compliance in all material respects with the provisions of the Act and the Investment Company Act applicable to business development companies and the rules and regulations promulgated thereunder, except as such will not result, individually or in the aggregate, in a Material Adverse Effect; provided, that the Company does not represent or warrant as to the compliance of Section 6(a) hereof with Section 17(i) of the Investment Company Act;

(xxxii) the Company and, to its knowledge, its directors and officers (in such capacity) are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002, as amended (the “Sarbanes-Oxley Act”), and the Commission’s published rules promulgated thereunder;

(xxxiii) (A) each of the Company and the Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Effect and (B) has elected to be treated, and operates its business so as to qualify, as a regulated investment company under Subchapter M of the Code;

(xxxiv) the operations of the Company and each of the Subsidiaries are and have been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including financial recordkeeping and reporting requirements, and including the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“USA PATRIOT Act”), the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, and the applicable anti-money laundering statutes of jurisdictions where the Company and each of its subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no inquiry, action, suit or proceeding by or before any court or governmental agency, authority, body or arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened. The Company and each of the Subsidiaries have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Laws (as defined below), the Anti-Money Laundering Laws, Sanctions (as defined below), and with the representations and warranties contained herein;

(xxxv) (A) neither the Company nor any of the Subsidiaries, nor any director, officer or employee thereof, nor to the Company’s knowledge, any agent or representative of the Company or of any of its Subsidiaries or affiliates, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person or government official (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) (“Government Official”) in order to influence official action, or to any person in violation of the U.S. Foreign Corrupt Practices Act of 1977, the UK Bribery Act of 2010 and any other applicable anti-corruption law, regulation, order, decree or directive having the force of law relating to bribery or corruption (collectively, the “Anti-Corruption Laws”); (B) no inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Company, threatened; (C) the Company and each of its Subsidiaries and affiliates have conducted and will conduct their businesses in compliance with the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (D) neither the Company nor any of its Subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws;

(xxxvi) (A) neither the Company nor any of the Subsidiaries, nor any director, officer or employee thereof, nor to the Company’s knowledge, any affiliate, representative or agent of the Company or any of the Subsidiaries, is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are:

(i)       the subject of any sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control or the U.S. Department of State, the United Nations Security Council, the European Union, His Majesty’s Treasury, or any other relevant sanctions authority (collectively, “Sanctions”), or

(ii)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea, Sudan and Syria);

(B) The Company will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is or whose government is, the subject of Sanctions;

(ii)       to fund or facilitate any money laundering or terrorist financing activities; or

(iii)       in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(C) the Company and each of its Subsidiaries have not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

(xxxvii) the Company and the Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries have implemented and maintained commercially reasonable controls, policies, procedures, and safeguards to maintain and protect their confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. The Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification, except, in each case, as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and

(xxxviii) there are no contracts or documents which are required to be described in the Registration Statement, the General Disclosure Package or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.

(b) Representations and Warranties of the Adviser. The Adviser represents and warrants to each Underwriter as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with each Underwriter, as follows:

(i) the Adviser has been duly formed and is validly existing as a Delaware limited liability company and in good standing under the laws of the State of Delaware, with full power and authority to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to execute and deliver this Agreement; the Adviser has full power and authority to execute and deliver the Investment Advisory Agreement; and the Adviser is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where the conduct of its business requires such qualification, except where the failure to be so qualified and in good standing would not, individually or in the aggregate, have a material adverse effect on the business, financial condition, capitalization, prospects or regulatory status of such entity, or otherwise reasonably be expected to prevent such entity from carrying out its obligations under the Investment Advisory Agreement (an “Adviser Material Adverse Effect”);

(ii) the Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act, the Investment Company Act or the applicable published rules and regulations promulgated thereunder from acting under the Investment Advisory Agreement for the Company as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus. There does not exist any proceeding or, to the Adviser’s knowledge, any facts or circumstances the existence of which could lead to any proceeding which could adversely affect the registration of the Adviser with the Commission;

(iii) there are no actions, suits, claims, proceedings or, to the Adviser’s knowledge, investigations pending or, to the knowledge of the Adviser, threatened to which the Adviser, or to the knowledge of the Adviser, any of its respective officers, partners, or members are or would be a party, or of which any of its properties are or would be subject at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency, except any such action, suit, claim, investigation or proceeding which would not if determined adversely to the Adviser, (A) have, individually or in the aggregate, an Adviser Material Adverse Effect, or (B) prevent the consummation of the transactions contemplated hereby;

(iv) the Adviser is not (A) in violation of its certificate of incorporation or limited liability company operating agreement, or (B) in breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party, or (C) in contravention of any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (B) and (C), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Advisory Agreement and the consummation of the transactions contemplated hereby and thereby and in the Registration Statement, the General Disclosure Package and the Prospectus (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”) will not (i) violate the limited liability company operating agreement of the Adviser or (ii) result in any breach of (nor has any event occurred which with notice, lapse of time or both would reasonably be expected to result in any breach or violation) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease contract or other agreement or instrument to which the Adviser is a party or (iii) contravene any law, regulation or rule or any decree, judgment or order applicable to the Adviser, except, with respect to clause (ii) and (iii), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect; and the execution, delivery and performance of this Agreement and the Investment Advisory Agreement and consummation of the transactions contemplated hereby and thereby, will not conflict with, result in any breach or violation of or constitute a default under (nor constitute any event which with notice, lapse of time or both would reasonably be expected to result in any breach or violation of or constitute a default under) (i) the Adviser’s limited liability company operating agreement, (ii) other organizational documents of the Adviser, (iii) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Adviser is a party or (iv) any law, regulation, rule or any decree, judgment or order applicable to the Adviser, except, with respect to clauses (iii) and (iv), to the extent that any such breach, violation or contravention would not have an Adviser Material Adverse Effect;

(v) this Agreement and the Investment Advisory Agreement have been duly authorized, executed and delivered by the Adviser; this Agreement and the Investment Advisory Agreement constitute valid and legally binding agreements of the Adviser, provided, however, that the Adviser makes no representations or warranties with respect to the validity or enforceability of any provision hereunder or thereunder relating to rights to indemnity and/or contribution or enforceability of any obligations that may be limited by the Enforceability Exceptions;

(vi) the descriptions of the Adviser contained in the Registration Statement, the General Disclosure Package and the Prospectus are true, accurate and complete in all material respects;

(vii) the Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Registration Statement, General Disclosure Package and the Prospectus and under this Agreement and with respect to the Investment Advisory Agreement;

(viii) subsequent to the date of the most recent financial statements contained in the Registration Statement, General Disclosure Package and the Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in the business, financial condition, capitalization, prospects or regulatory status of the Adviser;

(ix) the Adviser has all Consents and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule and has obtained all necessary Consents from other persons, in order to conduct its business, except where the failure to obtain such Consents or make such filings would not have an Adviser Material Adverse Effect; the Adviser is not in violation of, or in default under, nor has the Adviser received notice of any proceedings relating to revocation or modification of any such Consent or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Adviser, except where such revocation or modification would not, individually or in the aggregate, have an Adviser Material Adverse Effect;

(x) the Adviser has not, and to the knowledge of the Adviser, none of its respective partners, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed, under the Exchange Act, to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Securities;

(xi) the Adviser is not aware that (A) any executive, key employee or significant group of employees of the Company, if any, or the Adviser plans to terminate employment with the Company or the Adviser or (B) any such executive, key employee or significant group of employees is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Adviser, except where such termination or violation would not have an Adviser Material Adverse Effect;

(xii) the Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (A) transactions effectuated by it under the Investment Advisory Agreement, as applicable, is executed in accordance with its management’s general or specific authorization; and (B) access to the Company’s assets is permitted only in accordance with its management’s general or specific authorization;

(xiii) the operations of the Adviser is and has been conducted at all times in compliance with all applicable anti-money laundering laws, rules, and regulations, including financial recordkeeping and reporting requirements, and including those of the Bank Secrecy Act, as amended by Title III of the USA PATRIOT Act, the Money Laundering Control Act of 1986, the Anti-Money Laundering Act of 2020, and the applicable anti-money laundering statutes of jurisdictions where the Adviser and each of its subsidiaries conduct business the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Adviser Anti-Money Laundering Laws”), and no inquiry, action, suit or proceeding by or before any court or governmental agency, authority, body or arbitrator involving the Adviser with respect to the Adviser Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened. The Adviser has instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with the Anti-Corruption Law, Adviser Anti-Money Laundering Laws, Sanctions and with the representations and warranties contained herein;

(xiv) (A) neither the Adviser nor any director, officer or employee thereof, nor to the Adviser’s knowledge, any agent or representative of the Adviser, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment, giving or receipt of money, property, gifts or anything else of value, directly or indirectly, to any person or Government Official in order to influence official action, or to any person in violation of the Anti-Corruption Laws; (B) no inquiry, action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser with respect to the Anti-Corruption Laws is pending or, to the knowledge of the Adviser, threatened; (C) the Adviser has conducted and will conduct its business in compliance with the Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; and (D) the Adviser, will not use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of any Anti-Corruption Laws;

(xv) (A) the Adviser, nor any director, officer or employee thereof, nor to the Adviser’s knowledge, any affiliate, representative or agent of the Adviser is a Person that is, or is owned or controlled by one or more Persons that are:

(i)        the subject of any Sanctions, or

(ii)       located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, or any other Covered Region of Ukraine identified pursuant to Executive Order 14065, Crimea, Cuba, Iran, North Korea, Sudan and Syria);

(B) the Adviser will not, directly or indirectly, use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person:

(i)       to fund or facilitate any activities or business of or with any Person or in any country or territory that, at the time of such funding or facilitation, is, or whose government is, the subject of Sanctions;

(ii)       to fund or facilitate any money laundering or terrorist financing activities; or

(iii)       in any other manner that would cause or result in a violation of any Anti-Corruption Laws, Adviser Anti-Money Laundering Laws, or Sanctions by any Person (including any Person participating in the offering, whether as underwriter, advisor, investor or otherwise);

(C) the Adviser has not engaged in, are not now engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was, or whose government is or was, the subject of Sanctions.

Section 2. Sale and Delivery to Underwriters; Closing.

(a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price per share set forth in Schedule A, that number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject, in each case, to such adjustments among the Underwriters as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase up to an additional [●] shares of Common Stock, as may be necessary to cover overallotments made in connection with the offering of the Initial Securities, at the price per share set forth in Schedule A, less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted may be exercised for 30 days after the date hereof and may be exercised in whole or in part at any time from time to time upon notice by the Representatives to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Representatives, and may be the same date as the Closing Time, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time (unless such time and date are postponed in accordance with Section 10 hereof). If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject, in each case, to such adjustments as the Representatives in their sole discretion shall make to eliminate any sales or purchases of fractional shares.

(c) Payment. Payment of the initial public offering price for the Initial Securities (less the underwriting discounts and commissions) by the Underwriters to the Company (in the amount set forth in Schedule A), and delivery of the Initial Securities, shall be made at the offices of Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036 or at such other place as shall be agreed upon by the Representatives and the Company, at 9:00 A.M. (New York City time) on the second (third, if the pricing occurs after 4:30 P.M. (New York City time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Company (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the initial public offering price for the Option Securities (less the underwriting discounts and commissions) by the Underwriters to the Company (in the amount set forth in Schedule A), and delivery of the Option Securities, shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Company, on each Date of Delivery as specified in the notice from the Representatives to the Company.

Payment of the initial public offering price (less the underwriting discount) shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Representatives through the facilities of the Depository Trust Company for the respective accounts of the Underwriters of the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. The Representatives may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

Section 3. Covenants of the Company. The Company covenants with each Underwriter as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Act, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Rule 482 Material, Prospectus, or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment or of any order preventing or suspending the use of any preliminary prospectus, the Rule 482 Material or the Prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or pursuant to Section 8A of the Act or of any examination pursuant to Section 8(d) or 8(e) of the Act concerning the Registration Statement and (v) if the Company becomes the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities. The Company will effect all filings required under Rule 424(b) within the time period required by Rule 424(b), and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will use its commercially reasonable efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Continued Compliance with Securities Laws. The Company will use its commercially reasonable efforts to comply with the Act and the Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Registration Statement, the General Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Securities is required by the Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) amend or supplement the Rule 482 Material, General Disclosure Package or the Prospectus in order that the Rule 482 Material, General Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser or (iii) amend the Registration Statement or amend or supplement the Rule 482 Material, General Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Act or the Act Regulations, the Company will promptly (A) give the Representatives notice of such event, (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Rule 482 Material, the General Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representatives with copies of any such amendment or supplement and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representatives or counsel for the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company has given the Representatives notice of any filings made pursuant to the Exchange Act or the rules and regulations of the Commission under the Exchange Act (the “Exchange Act Regulations”) within forty-eight (48) hours prior to the Applicable Time; the Company will give the Representatives notice of its intention to make any such filing from the Applicable Time to the Closing Time and will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall reasonably object.

(c) Delivery of Commission Filings. The Company has furnished or, upon written request of the Representatives, will deliver to the Representatives and counsel for the Underwriters, without charge, conformed copies of (i) the Notification of Election and (ii) the Registration Statement, each as originally filed, and of each amendment thereto (including exhibits filed therewith) and conformed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Notification of Election and the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Notification of Election and Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d) Delivery of Prospectuses. The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Securities is required to be delivered under the Act, such number of copies of the Rule 482 Material, the Prospectus (as amended or supplemented) and each Issuer Free Writing Prospectus as such Underwriter may reasonably request. The Rule 482 Material, the Prospectus and any amendments or supplements thereto and each Issuer Free Writing Prospectus furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e) Blue Sky Qualifications. The Company will use its commercially reasonable efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representatives may designate and to maintain such qualifications in effect so long as reasonably required to complete the distribution of the Securities; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement that satisfies the provisions of Section 11(a) of the Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement; provided that the Company will be deemed to have complied with such request by filing such an earnings statement on EDGAR.

(g) Use of Proceeds. The Company will apply the net proceeds from the sale of the Securities as described in each of the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(h) Listing. The Company will use its commercially reasonable efforts to effect and maintain the listing of the Common Stock (including the Securities) on the NYSE.

(i) Restriction on Sale of Securities. The Company covenants with each Underwriter that, without the prior written consent of any two of Morgan Stanley, BofA and Wells Fargo on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period ending 365 days after the date of the Prospectus (the “Restricted Period”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) file any registration statement with the Commission relating to the offering of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock.

The restrictions contained in the preceding paragraph shall not apply to (A) the Shares to be sold hereunder, (B) the issuance by the Company of shares of Common Stock upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof as described in each of the General Disclosure Package and Prospectus, (C) the issuance of any shares of Common Stock pursuant to any dividend reinvestment plan referred to in the Registration Statement, the General Disclosure Package and the Prospectus, (D) from and after the 181st day after the date of the Prospectus, the filing of a registration statement with the Commission relating to the offering by stockholders of the Company of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock pursuant to registration rights agreements entered into prior to the date of the Prospectus and referred to in the Registration Statement, the General Disclosure Package and the Prospectus or (E) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period.

(j) Reporting Requirements. The Company has filed and will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the Exchange Act Regulations.

(k) Business Development Company Status. The Company, during the period of at least twenty-four (24) months from the effective date of the Company’s Registration Statement, will use its commercially reasonable efforts to maintain its status as a business development company under the Investment Company Act; provided, however, that the Company may change the nature of its business so as to cease to be, or withdraw its election to be treated as, a business development company with the approval of the board of directors and a vote of stockholders as required by Section 58 of the Investment Company Act or any successor provision.

(l) Regulated Investment Company Status. The Company will use its commercially reasonable efforts to maintain its qualification as a regulated investment company under Subchapter M of the Code for each full fiscal year during which it is a business development company under the Investment Company Act.

(m) Annual Compliance Reviews. The Company will retain qualified accountants and qualified tax experts to (i) test procedures and conduct annual compliance reviews designed to determine compliance with the regulated investment company provisions of the Code and (ii) otherwise assist the Company in monitoring appropriate accounting systems and procedures designed to determine compliance with the regulated investment company provisions of the Code.

(n) Accounting Controls. The Company has established and will use commercially reasonable efforts to maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to the Company’s consolidated assets is permitted only in accordance with management’s authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; (v) material information relating to the Company and the assets managed by the Adviser is promptly made known to the officers responsible for establishing and maintaining the system of internal accounting controls; and (vi) any significant deficiencies or weaknesses in the design or operation of internal accounting controls that could adversely affect the Company’s ability to record, process, summarize and report financial data, and any fraud whether or not material that involves management or other employees who have a significant role in internal controls, are adequately and promptly disclosed to the Company’s independent auditors and the audit committee of the Company’s board of directors.

(o) Disclosure Controls. The Company will use commercially reasonable efforts to establish and employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to the Company’s management, including its principal executive officer or officers and principal financial officer or officers, as appropriate to allow timely decisions regarding disclosure.

(p) Transfer Restriction of Holders. Without the consent of any two of Morgan Stanley, BofA and Wells Fargo, the Company shall not amend or waive any of the restrictions set forth in the subscription agreements and lock-up agreements entered into by holders of the Company’s Common Stock as described in the Registration Statement, the General Disclosure Package and the Prospectus.

Section 4. Payment of Expenses.

(a) Expenses. The Company will pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, the Rule 482 Material, the Prospectus, any Issuer Free Writing Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s, the Adviser’s counsel, accountants and other advisers, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(e) hereof, (vi) the fees and expenses of any transfer agent or registrar for the Securities, (vii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, including without limitation, reasonably incurred and documented expenses associated with travel, the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations; provided, however, that the Underwriters shall be responsible for 50% of the costs of any chartered private aircraft incurred in connection with such road show, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by FINRA of the terms of the sale of the Securities (such fees and expenses pursuant to this clause (viii) shall not exceed $25,000), (ix) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (x) the costs and expenses (including, without limitation, any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the third sentence of Section 1(a)(ii). It is, however, understood that except as provided in this Section 4(a) of the Agreement, the Underwriters shall pay all of their own costs and expenses, including, without limitations, the fees and disbursements of their counsel, any advertising expenses connected with any offers they make and all travel (except in accordance with clause (vii)), lodging and other expenses of the Underwriters incurred by them in connection with any road show.

(b) Termination of Agreement. If (i) this Agreement is terminated pursuant to Section 9, (ii) the Company for any reason fails to tender the Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Securities for any reason permitted under this Agreement, the Company agrees to reimburse the Underwriters for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

Section 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Adviser contained herein or in certificates of any officer of the Company and the Adviser delivered pursuant to the provisions hereof, to the performance by the Company and the Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and, at the Closing Time, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto has been issued under the Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes or pursuant to Section 8A under the Act have been instituted or are pending or, to the Company’s knowledge, contemplated; and the Company has complied with each request (if any) from the Commission for additional information in connection with the Registration Statement. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A.

(b) Opinion of Counsel for Company. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated as of the Closing Time, of Paul Hastings LLP, outside counsel for the Company and the Adviser, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters to the effect set forth in Exhibit A-1 and Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request. Such counsels may state that insofar as such opinions involve factual matters, they have relied upon certificates of officers of the Company and certificates of public officials.

(c) Opinion of Counsel for Underwriters. At the Closing Time, the Representatives shall have received the favorable opinion and negative assurance letter, dated as of the Closing Time, of Ropes & Gray LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the sale of the Securities and other related matters as the Representatives may require. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal securities laws of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers and other representatives of the Company and certificates of public officials.

(d) Officers’ Certificates.

(i) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of (i) the chief executive officer or the president of the Company and (ii) the chief financial or chief accounting officer of the Company, dated the Closing Time, to the effect that (A) there has been no such material adverse change, (B) the representations and warranties of the Company in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (C) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time, and (D) no stop order suspending the effectiveness of the Registration Statement under the Act has been issued, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated by the Commission.

(ii) At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, an Adviser Material Adverse Effect, and the Representatives shall have received a certificate of the chief executive officer or the president and the chief financial or chief accounting officer of the Adviser, dated the Closing Time, to the effect that (A) there has been no such Adviser Material Adverse Effect, (B) the representations and warranties of the Adviser in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time and (C) the Adviser has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Time.

(e) Chief Financial Officer Certificate. At the time of the execution of this Agreement, the Representatives shall have received from the Chief Financial Officer at the Company, dated such date, a certificate representing to certain financial and other matters in substantially the form attached as Exhibit A-3 hereto.

(f) Bring-down Chief Financial Officer Certificate. At the Closing Time, the Representatives shall have received from the Chief Financial Officer at the Company, dated as of the Closing Time, a certificate reaffirming the statements made in the certificate delivered at the time of execution of this Agreement.

(g) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PwC a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h) Bring-down Comfort Letter. At the Closing Time, the Representatives shall have received from PwC a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i) Approval of Listing. At the Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j) No Objection. FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Securities.

(k) Lock-up Agreements. Prior to or on the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by (A) the persons listed on Schedule C hereto and (B) each holder of Common Stock prior to the offering of the securities contemplated by this Agreement.

(l) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in the General Disclosure Package that, in the Representatives' judgment, is material and adverse and that makes it, in Representatives' judgment, impracticable to market the Securities on the terms and in the manner contemplated in the General Disclosure Package.

(m) No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, (i) no downgrading shall have occurred in the rating accorded any securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Adviser contained herein and the statements in any certificates furnished by the Company and the Adviser hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i) Officers’ Certificates.

(A) A certificate, dated such Date of Delivery, of the chief executive officer or the president or a vice president of the Company and of the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(d)(i) hereof remains true and correct as of such Date of Delivery.

(B) A certificate, dated such Date of Delivery, of the chief executive officer or the president or a vice president and the chief financial or chief accounting officer of the Adviser confirming that the certificates delivered at the Closing Time pursuant to Section 5(d)(ii) hereof remain true and correct as of such Date of Delivery.

(ii) Opinion of Counsel for Company. If requested by the Representatives, the favorable opinion and negative assurance letter of Paul Hastings LLP, in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iii) Opinion of Counsel for Underwriters. If requested by the Representatives, the favorable opinion and negative assurance letter of Ropes & Gray LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(iv) Bring-down Chief Financial Officer Certificate. If requested by the Representatives, a certificate from the Chief Financial Officer, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(f) hereof.

(v) Bring-down Comfort Letter. If requested by the Representatives, a letter from PwC, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(o) Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Adviser in connection with the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by written notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8, 14, 15 and 16 survive any such termination and remain in full force and effect.

Section 6. Indemnification.

(a) Indemnification of Underwriters by the Company and the Adviser. The Company and the Adviser, severally and not jointly, agree to indemnify and hold harmless each Underwriter, its affiliates (as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”)), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:

(i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of or based upon any untrue statement or alleged untrue statement of a material fact included (A) in any preliminary prospectus, Rule 482 Material, the General Disclosure Package, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication or the Prospectus (or any amendment or supplement thereto), or (B) in any road show as defined in Rule 433(h) under the Act (a “road show”), or the omission or alleged omission in any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus, any Testing-the-Waters Communication, any road show or the General Disclosure Package of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company;

(iii) against any and all expense whatsoever, as incurred (including the reasonably incurred and documented fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever arising out of or based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of or based upon any untrue statement or omission or alleged untrue statement or omission made in the Registration Statement (or any amendment thereto), including any Rule 430A Information, any preliminary prospectus, the General Disclosure Package or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information, and provided, further, that the Adviser’s indemnity agreement shall only apply to statements described in (i) above regarding the Adviser.

(b) Indemnification of Company, Directors, Officers and Adviser. Each Underwriter severally agrees to indemnify and hold harmless the Company, the Adviser, their directors, each of the Company’s officers who signed the Registration Statement and each person, if any, who controls the Company, or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including any Rule 430A Information, the General Disclosure Package, any Issuer Free Writing Prospectus any Testing-the-Waters Communication, Rule 482 Material or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Underwriter Information.

(c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent that it has not been materially prejudiced (including through the forfeiture of substantive rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party shall not have the right to direct the defense of any direction in any proceeding on behalf of the indemnified party or parties. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. In no event shall the indemnifying parties be liable for the reasonably incurred and documented fees and expenses of more than one (1) counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of or based upon the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of or based upon such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

Section 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Adviser, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. For the avoidance of doubt, the Adviser’s contribution agreement shall only apply to instances in which the Adviser has an indemnity obligation as described above in Section 6(a).

The relative benefits received by the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company (and net of the portion of the underwriting discount paid by the Adviser), on the one hand, and the total underwriting discount received by the Underwriters, on the other hand, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Prospectus.

The relative fault of the Company and the Adviser, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the underwriting commissions received by such Underwriter in connection with the Securities underwritten by it and distributed to the public.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

Notwithstanding anything in this Agreement to the contrary, any indemnification and contribution by the Company shall be subject to the requirements and limitations of Section 17(i) of the Investment Company Act and any applicable guidance from the Commission or its staff thereunder.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or the Adviser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company or the Adviser, as the case may be. The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

Section 8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Adviser, or any of the Adviser’s subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its Affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company and (ii) delivery of and payment for the Securities.

Section 9. Termination of Agreement.

(a) Termination. The Representatives may terminate this Agreement, by written (which may be via email) notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Representatives, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package or the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company or the Adviser, whether or not arising in the ordinary course of business, (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the completion of the offering or to enforce contracts for the sale of the Securities, (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, (iv) if trading generally on the NYSE MKT or the New York Stock Exchange or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either Federal or New York authorities.

(b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8, 14, 15 and 16 shall survive such termination and remain in full force and effect.

Section 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(i) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(ii) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase, and the Company to sell, the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, either the (i) Representatives or (ii) the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the General Disclosure Package or the Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

Section 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to (i) Morgan Stanley & Co. LLC, 1585 Broadway, New York, NY 10036, Attention: Equity Syndicate Desk, with a copy to Legal Department; (ii) BofA Securities, Inc., One Bryant Park, New York, NY 10179, Email: dg.ecm_executionservices@bofa.com, Attention: Syndicate Department, with a copy to: Email: dg.ecm_legal@bofa.com, Attention: ECM Legal; (iii) Wells Fargo Securities, LLC, 500 West 33rd Street, 14th Floor, New York, NY 10001, Attention: Equity Syndicate, fax no. (212) 214-5918; and (iv) RBC Capital Markets, LLC, 200 Vesey Street, New York, New York 10281, Attention: Equity Capital Markets and a copy, which shall not constitute notice, to Ropes & Gray LLP, 1211 Avenue of the Americas, New York, NY 10036, attention of Paul Tropp, Esq.; notices to the Company and the Adviser shall be directed to them at 717 Texas Avenue, Suite 2200, Houston, TX, 77002; and a copy, which shall not constitute notice, to Paul Hastings, 101 California Street, 48th Floor, San Francisco, CA, Attention: David Hearth, Esq.

Section 12. No Advisory or Fiduciary Relationship. The Company acknowledges and agrees that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the initial public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company with respect to the offering of the Securities or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or any of its subsidiaries on other matters) and no Underwriter has any obligation to the Company with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering of the Securities and the Company has consulted its own respective legal, accounting, regulatory and tax advisers to the extent it deemed appropriate.

Section 13. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company and the Adviser and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

Section 14. Compliance with USA PATRIOT Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

Section 15. Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

Section 16. GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

Section 17. Recognition of the U.S. Special Resolution Regimes.

(i) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(ii) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

As used in this Section 17:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

Section 18. Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court, as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

Section 19. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

Section 20. Counterparts. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act or other applicable law, e.g., www. Docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

Section 21. Regulation BI. The Company acknowledges that in connection with the offering of the Securities, none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Securities.

Section 22. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Adviser in accordance with its terms.

Very truly yours,

KAYNE ANDERSON BDC, INC.

By:
Name:
Title:

KA CREDIT ADVISORS, LLC

By:
Name:
Title:

CONFIRMED AND ACCEPTED,

as of the date first above written:

By:	MORGAN STANLEY & CO. LLC

By:
Name:
Title:

By:	BOFA SECURITIES, INC.

By:
Name:
Title:

By:	WELLS FARGO SECURITIES, LLC

By:
Name:
Title:

By:	RBC CAPITAL MARKETS, LLC

By:
Name:
Title:

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

Schedule A

Name of Underwriter	Number of Initial Securities	Number of Option Securities to be Purchased if Maximum Option Exercised

Morgan Stanley & Co. LLC	[•]	[•]
BofA Securities, Inc.	[•]	[•]
Wells Fargo Securities, LLC	[•]	[•]
RBC Capital Markets, LLC	[•]	[•]
UBS Securities LLC	[•]	[•]
Keefe, Bruyette & Woods, Inc.	[•]	[•]
SMBC Nikko Securities America, Inc.	[•]	[•]
Regions Securities LLC	[•]	[•]
Academy Securities, Inc.	[•]	[•]
Samuel A. Ramirez & Company, Inc.	[•]	[•]

SCHEDULE B

Pricing Information:

Security being sold in the Offering		Common Stock
Offering price per share	$	[•]
Number of Shares being sold in the Offering		[•]

Issuer Free Writing Prospectuses:

[TBD]

SCHEDULE C

1)	Douglas Goodwillie
2)	Kenneth Leonard
3)	Terry Hart
4)	Michael O’Neil
5)	Susan Schnabel
6)	Mariel Joliet
7)	Terrence Quinn
8)	George Marucci, Jr.
9)	Albert Rabil
10)	Rhonda Smith
11)	James Robo
12)	John Riley
13)	Frank Karl

SCHEDULE D

Subsidiary Name	Jurisdiction of Organization
Kayne Anderson BDC Financing, LLC	Delaware
Kayne Anderson BDC Financing II, LLC	Delaware
KABDC Corp., LLC	Delaware
KABDC Corp. II, LLC	Delaware

EXHIBIT A-1

Form of company counsel Legal Opinion

EXHIBIT A-2

Form of company counsel Negative Assurance Letter

EXHIBIT A-3

Form of CERTIFICATE OF

the CHIEF FINANCIAL OFFICER OF THE COMPANY

[●], 2024

EXHIBIT B

Form of Lock-up Agreement

[●], 2024

Morgan Stanley & Co. LLC

1585 Broadway

New York, NY 10036

BofA Securities, Inc.

One Bryant Park

New York, NY 10179

Wells Fargo Securities, LLC

500 West 33rd Street, 14th Floor

New York, NY 10001

RBC Capital Markets, LLC

200 Vesey Street

New York, NY 10281

as Representatives of the

several Underwriters named

in Schedule A of the Underwriting Agreement

The undersigned understands that Morgan Stanley & Co. LLC, BofA Securities, Inc., Wells Fargo Securities, LLC and RBC Capital Markets, LLC (together, the “Representatives”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Kayne Anderson BDC, Inc., a Delaware corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters, including the Representatives (the “Underwriters”), of [●] shares (the “Shares”) of the common stock, par value $0.001 per share, of the Company (the “Common Stock”).

To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of any two of Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC on behalf of the Underwriters, it will not, and will not publicly disclose an intention to, during the period commencing on the date hereof and ending 365 days after the date of the final prospectus (the “Restricted Period”) relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), by the undersigned or any other securities so owned convertible into or exercisable or exchangeable for Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to shares of Common Stock or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Exchange Act shall be required or shall be voluntarily made in connection with subsequent sales of Common Stock or other securities acquired in such open market transactions, (b) transfers of shares of Common Stock or any security convertible into Common Stock as a bona fide gift, or (c) distributions of shares of Common Stock or any security convertible into Common Stock to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up agreement substantially in the form of this agreement and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of shares of Common Stock, shall be required or shall be voluntarily made during the Restricted Period, or (d) facilitating the establishment of a trading plan on behalf of a shareholder, officer or director of the Company pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Restricted Period and (ii) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Common Stock may be made under such plan during the Restricted Period. In addition, the undersigned agrees that, without the prior written consent of any two of Morgan Stanley & Co. LLC, BofA Securities, Inc. and Wells Fargo Securities, LLC on behalf of the Underwriters, it will not, during the Restricted Period, make any demand for or exercise any right with respect to, the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Stock except in compliance with the foregoing restrictions.

[Notwithstanding the foregoing, (i) at any time beginning 180 days after the date of the Prospectus 33 ⅓% of the undersigned’s shares of Common Stock subject to the transfer restrictions in this agreement, which percentage shall be calculated based on the number of the undersigned’s shares of Common Stock held as of the date of the Prospectus (“33⅓% Calculation”), will be automatically released from the transfer restrictions set forth in this agreement and (ii) at any time beginning 270 days after the date of the Prospectus 33⅓% of the undersigned’s shares of Common Stock, based on the 33⅓% Calculation, will be automatically released from the transfer restrictions set forth in this agreement. For the avoidance of doubt, the remainder of the undersigned’s shares of Common stock subject to the transfer restrictions in this agreement shall be released from such transfer restrictions 365 days after the date of the Prospectus in accordance with the preceding paragraph.]1

The undersigned acknowledges and agrees that the foregoing precludes the undersigned from engaging in any hedging or other transaction designed or intended, or which could reasonably be expected to lead to or result in, a sale or disposition of any shares of Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock, even if any such sale or disposition transaction or transactions would be made or executed by or on behalf of someone other than the undersigned.

The undersigned understands that the Company and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

The undersigned acknowledges and agrees that the Underwriters have not provided any recommendation or investment advice nor have the Underwriters solicited any action from the undersigned with respect to the Public Offering of the Shares and the undersigned has consulted their own legal, accounting, financial, regulatory and tax advisors to the extent deemed appropriate. The undersigned further acknowledges and agrees that, although the Underwriters may provide certain Regulation Best Interest and Form CRS disclosures or other related documentation to you in connection with the Public Offering, the Underwriters are not making a recommendation to you to participate in the Public Offering or sell any Shares at the price determined in the Public Offering, and nothing set forth in such disclosures or documentation is intended to suggest that any Underwriter is making such a recommendation.

Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Company and the Underwriters.

This agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,

(Name)

(Address)

[1]	Provision to be included for pre-IPO investors other than KA Credit Advisors, LLC and Kayne Anderson BDC, Inc. directors and officers.

EXHIBIT C-1

Written Testing-the-Waters Communications

EXHIBIT C-2

RULE 482 MATERIAL